SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

AEOLUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287

79 T. W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina 27709

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 27, 2005, Aeolus Pharmaceuticals, Inc. (“Aeolus”) announced that the Xmark Opportunity Funds and other investors, including the Biotechnology Value Fund, LP, have agreed to immediately provide up to $2,500,000 in funding to Aeolus in the form of convertible preferred stock and warrants.

Under the terms of the funding agreement, these funds are immediately available to Aeolus as needed. A dividend payment in the form of interest at the rate of 6%, based on funds used by Aeolus, may be paid in either cash or the Common shares of Aeolus, at the option of Aeolus. The Convertible Preferred shares are convertible to Common shares of Aeolus at a price of $1.00 per share. One warrant to purchase an Aeolus Common share per each Convertible Preferred purchased shall also be issued, with an exercise price of $1.00 per warrant, each warrant having a five (5) term.

A copy of the press release issued by Aeolus on June 27, 2005 announcing this event is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1         Press release dated June 27, 2005

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date: June 28, 2005

/s/ Michael P. McManus
Michael P. McManus
Chief Accounting Officer, Treasurer and Secretary

3